UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2003

REGENCY EQUITIES CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-10695	23-2298894

(Commission File Number)	(I.R.S. Employer Identification No.)

9454 Wilshire Boulevard, Beverly Hills, CA	90212-2910

(Address of Principal Executive Offices)	(Zip Code)

(310)-273-2018

Registrant’s Telephone Number, Including Area Code

11845 West Olympic Boulevard, Suite 900, Los Angeles, CA 90064

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Regulation FD Disclosure
Item 7. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 2.1
EXHIBIT 99.1

Item 5. Other Events and Regulation FD Disclosure

     On December 17, 2003, Regency Equities Corp., a Delaware corporation (“Regency”), announced in a press release (the “Press Release”) that it has entered into an Agreement and Plan of Merger dated as of December 16, 2003 (the “Merger Agreement”) with Regency Acquisition Corp., a Delaware corporation (“Acquisition”).

     Under the terms of the Merger Agreement, Acquisition will merge into Regency. Each share of the common stock of Regency, other than shares of common stock held by First Lincoln Holdings, Inc. and Evergreen Acceptance LLC and other than shares of common stock held by stockholders who perfect their appraisal rights under Delaware law, will be converted into the right to receive $0.017 in cash. The Merger Agreement has been approved by Regency’s Board of Directors. The Merger Agreement has also been approved by First Lincoln Holdings, Inc. and Evergreen Acceptance LLC, which own approximately 83.5% of the outstanding common stock of Regency.

     The statements in this Item 5 are qualified in their entirety by reference to the Merger Agreement, a copy of which is attached hereto and incorporated herein as Exhibit 2.1, and the Press Release, a copy of which is attached hereto and incorporated herein as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

     (c) Exhibits.

2.1	Agreement and Plan of Merger dated December 16, 2003 between Regency Equities Corp. and Regency Acquisition Corp.

99.1	Press Release of Regency Equities Corp. dated December 17, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REGENCY EQUITIES CORP. (Registrant)

Date: December 17, 2003	By:	/s/ Allan L. Chapman
		Name:	Allan L. Chapman
		Title:	Chairman of the Board,
Chief Executive Officer and President (Principal Executive Officer)

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

2.1	Agreement and Plan of Merger dated December 16, 2003 between Regency Equities Corp. and Regency Acquisition Corp.

99.1	Press Release of Regency Equities Corp. dated December 17, 2003.